Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: July 28, 2010

Contacts:
Patrick J. Dempsey	Salvatore R. DeFrancesco, Jr.
Chairman of the	Treasurer and
Board	Chief Financial Officer
570-342-8281	570-504-8000

FIDELITY D & D BANCORP, INC.
SECOND QUARTER 2010 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2010 of $719,000, despite the pre-tax $676,000 other-than-temporary impairment charges, compared to $912,000 for the same quarter of 2009 with no impairment charge required.  Earnings per share on a diluted basis for the quarter were $0.34 and $0.44 for the three months ended June 30, 2010 and 2009, respectively.

The Company’s assets grew $23,253,000, or 4%, to total $579,270,000 at June 30, 2010 from $556,017,000 at December 31, 2009.  The 2010 growth resulted from a 5% increase in deposits totaling $21,932,000.   Deposit growth principally took place in traditional deposit activities including non-interest-bearing checking and interest-bearing checking, savings and club accounts.

Net interest income increased 10% to $5,217,000 for the quarter ended June 30, 2010 from $4,741,000 recorded during the same quarter of 2009.  The cost reduction from lowering rates on interest bearing liabilities exceeded the effect the current interest rate environment had on lowering earning asset yields.  As a result, net interest income increased $477,000 in the second quarter of 2010.  This increase pushed the net interest margin to 3.92% for the second quarter of 2010, compared to 3.70% for same 2009 period.

Net income for the six months ended June 30, 2010 was $1,275,000 compared to net income of $1,737,000 for the same 2009 period. Pre-tax earnings improvement visibly occurred in the current year-to-date period, aside from the additional $429,000 other-than-temporary impairment charges, $398,000 retirement and severance costs and $200,000 additional credit collection expenses incurred, over the prior year period.  Earnings per share were $0.60 and $0.84 for the six months ended June 30, 2010 and 2009, respectively.

Net interest income increased $811,000, or 8%, to $10,376,000 for the six months ended June 30, 2010 from $9,565,000 recorded during the same period of 2009.  Net interest margin was 3.91% during the first half of 2010 compared to 3.71% during the first half of 2009.

“As current economic conditions test and challenge the financial services sector, the Bank continues to demonstrate strength with quarterly earnings above the prior first quarter results, all during a period of ongoing stress. For the quarter ending June 30th, the Bank increased low cost core deposits.  As a result, net interest income grew 10% for the quarter ending June 30th vs. the same period year ago,” stated Patrick J. Dempsey, Chairman of the Board.  “With the development and continued execution of a strong customer marketing program, the Company’s assets increased 4% to over $579 million at June 30, 2010.  Over the past six months, one of the areas of strength for Fidelity has been the growth in new households…even though the overall market has been flat.  Through Fidelity’s commitment to meet its customer’s financial needs and adhere to sound banking practices, Fidelity Bank remains strong and in a positive growth mode.”

The provision for loan loss was $300,000 for both the second quarter ending June 30, 2010 and 2009.  Provision for loan loss was $875,000 for the six months ending June 30, 2010, as compared to a $725,000 requirement for the same 2009 period.  The allowance for loan losses was 1.76% of total loans at June 30, 2010, up from 1.22% at June 30, 2009.

Total other income recorded for the quarter ended June 30, 2010 was $640,000 compared with $1,458,000 for the same quarter in 2009.  The decrease in other income was primarily due to the $676,000 other-than-temporary impairment on two pooled trust preferred securities in the quarter ended June 30, 2010. The impairment charge recognized represents the expected credit loss on these two securities.   In the event further interest deferrals and defaults occur within the trust preferred portfolio, additional other-than-temporary impairment credit losses could be recognized through future earnings.  Excluding the impairment charge, other noninterest income was $1,316,000 for the quarter ended June 30, 2010.  Furthermore, mortgage banking produced $198,000 less revenue recorded during the second quarter of 2010 from less loan demand which tapered back toward normal levels when compared to mortgage loans sold during the second quarter in 2009.

Total other income for the six months ended June 30, 2010 was $1,786,000, compared to $2,772,000 for the same period in 2009.  The decrease for the comparative period resulted primarily from fewer mortgage sales processed, which in-turn reduced total gains realized by $590,000.  In addition, the Company recognized an additional $429,000 of other-than-temporary impairment charges for the six months ended June 30, 2010 compared to the same 2009 period.

Total other operating expenses were $4,694,000, down modestly, compared to $4,739,000 for the quarters ending June 30, 2010 and 2009, respectively.  The other operating expenses declined from $190,000 salary and benefit savings that offset the added $151,000 collection costs incurred during the second quarter.

Total other operating expenses increased 4% to $9,799,000 for the six months ending June 30, 2010 from $9,401,000 for the same 2009 period. The operating expense increase resulted from $398,000 in early retirement and severance costs, $200,000 of additional collection costs, $177,000 of less costs deferred on lower mortgage originations and $97,000 in added legal and professional fees incurred in the 2010 year-to-date period.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	June 30, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$36,728,875	$8,327,954
Investment securities	75,948,064	76,529,998
Federal Home Loan Bank Stock	4,781,100	4,781,100
Loans and leases	428,122,754	431,919,022
Allowance for loan losses	(7,523,250)	(7,573,603)
Premises and equipment, net	14,936,387	15,361,810
Life insurance cash surrender value	9,269,973	9,117,156
Other assets	17,006,380	17,553,834

Total assets	$579,270,283	$556,017,271

Liabilities
Non-interest-bearing deposits	$77,836,050	$70,890,578
Interest-bearing deposits	403,090,854	388,103,880
Total deposits	480,926,904	458,994,458
Short-term borrowings	15,577,694	16,533,107
Long-term debt	32,000,000	32,000,000
Other liabilities	2,922,545	2,815,159
Total liabilities	531,427,143	510,342,724

Shareholders' equity	47,843,140	45,674,547

Total liabilities and shareholders' equity	$579,270,283	$556,017,271

Average Year-To-Date Balances:	June 30, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$35,171,057	$15,812,533
Investment securities	83,348,154	83,633,697
Loans and leases, net	426,876,828	426,927,977
Premises and equipment, net	15,202,344	15,674,301
Other assets	26,298,891	23,227,334

Total assets	$586,897,274	$565,275,842

Liabilities
Non-interest-bearing deposits	$74,452,461	$70,285,476
Interest-bearing deposits	405,373,170	388,304,096
Total deposits	479,825,631	458,589,572
Short-term borrowings and long-term debt	56,669,541	54,721,932
Other liabilities	3,499,135	3,827,831
Total liabilities	539,994,307	517,139,335

Shareholders' equity	46,902,967	48,136,507

Total liabilities and shareholders' equity	$586,897,274	$565,275,842

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	Jun. 30, 2010	Jun. 30, 2009	Jun. 30, 2010	Jun. 30, 2009

Interest income
Loans and leases	$6,158,022	$6,470,352	$12,384,335	$13,145,874
Securities and other	812,171	985,161	1,627,149	2,137,052

Total interest income	6,970,193	7,455,513	14,011,484	15,282,926

Interest expense
Deposits	1,299,716	2,138,133	2,713,777	4,329,905
Borrowings and debt	453,196	576,811	921,492	1,387,632

Total interest expense	1,752,912	2,714,944	3,635,269	5,717,537

Net interest income	5,217,281	4,740,569	10,376,215	9,565,389

Provision for loan losses	300,000	300,000	875,000	725,000
Other income	640,359	1,458,269	1,785,961	2,771,631
Other expenses	4,694,155	4,738,834	9,798,604	9,400,776
Provision for income taxes	144,513	247,851	213,720	474,033
Net income	$718,972	$912,153	$1,274,852	$1,737,211

	Three Months Ended
	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009

Interest income
Loans and leases	$6,158,022	$6,226,313	$6,277,617	$6,546,053	$6,470,352
Securities and other	812,171	814,978	895,244	907,433	985,161

Total interest income	6,970,193	7,041,291	7,172,861	7,453,486	7,455,513

Interest expense
Deposits	1,299,716	1,414,061	1,616,269	1,949,402	2,138,133
Borrowings and debt	453,196	468,296	430,394	1,083,252	576,811

Total interest expense	1,752,912	1,882,357	2,046,663	3,032,654	2,714,944

Net interest income	5,217,281	5,158,934	5,126,198	4,420,832	4,740,569

Provision for loan losses	300,000	575,000	1,200,000	3,125,000	300,000
Other income (loss)	640,359	1,145,602	682,112	(1,292,556)	1,458,269
Other expenses	4,694,155	5,104,449	4,731,054	5,109,295	4,738,834
Provision (credit) for income taxes	144,513	69,207	(196,008)	(1,895,339)	247,851
Net income (loss)	$718,972	$555,880	$73,264	$(3,210,680)	$912,153

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009
Assets
Total cash and cash equivalents	$36,728,875	$40,182,654	$8,327,954	$17,632,181	$15,569,573
Investment securities	75,948,064	81,433,603	76,529,998	83,142,117	77,319,094
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,781,100	4,781,100
Loans and leases	428,122,754	434,257,867	431,919,022	428,439,731	427,432,128
Allowance for loan losses	(7,523,250)	(7,751,589)	(7,573,603)	(6,724,857)	(5,215,736)
Premises and equipment, net	14,936,387	15,245,122	15,361,810	15,514,474	15,544,799
Life insurance cash surrender value	9,269,973	9,192,627	9,117,156	9,038,561	8,962,081
Other assets	17,006,380	17,947,191	17,553,834	14,176,127	16,061,169

Total assets	$579,270,283	$595,288,575	$556,017,271	$565,999,434	$560,454,208

Liabilities
Non-interest-bearing deposits	$77,836,050	$73,065,849	$70,890,578	$73,990,068	$69,503,187
Interest-bearing deposits	403,090,854	413,491,335	388,103,880	403,268,503	384,370,177
Total deposits	480,926,904	486,557,184	458,994,458	477,258,571	453,873,364
Short-term borrowings	15,577,694	26,370,222	16,533,107	5,238,457	8,880,343
Long-term debt	32,000,000	32,000,000	32,000,000	32,000,000	42,000,000
Other liabilities	2,922,545	3,995,312	2,815,159	3,338,059	6,577,952
Total liabilities	531,427,143	548,922,718	510,342,724	517,835,087	511,331,659

Shareholders' equity	47,843,140	46,365,857	45,674,547	48,164,347	49,122,549

Total liabilities and shareholders' equity	$579,270,283	$595,288,575	$556,017,271	$565,999,434	$560,454,208

Average Quarterly Balances:	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009
Assets
Total cash and cash equivalents	$33,008,130	$37,358,017	$11,236,021	$16,582,979	$22,538,111
Investment securities	86,919,361	79,737,266	83,854,397	85,599,872	78,537,567
Loans and leases, net	424,331,436	429,450,503	425,502,519	425,582,260	422,830,387
Premises and equipment, net	15,116,975	15,288,661	15,402,408	15,503,416	15,751,986
Other assets	26,073,072	26,527,219	23,514,032	22,723,241	23,783,296

Total assets	$585,448,974	$588,361,666	$559,509,377	$565,991,768	$563,441,347

Liabilities
Non-interest-bearing deposits	$74,100,555	$74,808,276	$73,674,479	$70,412,455	$68,908,889
Interest-bearing deposits	407,132,578	403,594,213	390,741,705	391,990,603	389,822,588
Total deposits	481,233,133	478,402,489	464,416,184	462,403,058	458,731,477
Short-term borrowings and long-term debt	53,323,203	60,053,061	44,159,415	50,011,878	52,414,957
Other liabilities	3,618,319	3,379,727	3,465,228	4,102,285	4,372,934
Total liabilities	538,174,655	541,835,277	512,040,827	516,517,221	515,519,368

Shareholders' equity	47,274,319	46,526,389	47,468,550	49,474,547	47,921,979

Total liabilities and shareholders' equity	$585,448,974	$588,361,666	$559,509,377	$565,991,768	$563,441,347

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.34	$0.26	$0.04	$(1.55)	$0.44
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.19%	5.28%	5.52%	5.67%	5.74%
Cost of interest-bearing liabilities	1.53%	1.65%	1.87%	2.72%	2.46%
Net interest spread	3.66%	3.63%	3.65%	2.95%	3.28%
Net interest margin	3.92%	3.91%	3.99%	3.43%	3.70%
Return on average assets	0.49%	0.38%	0.05%	-2.25%	0.65%
Return on average equity	6.10%	4.85%	0.61%	-25.75%	7.63%
Efficiency ratio	69.66%	71.57%	72.76%	77.39%	70.16%
Expense ratio	2.32%	2.40%	2.50%	2.67%	2.16%

Six Months Ended
Jun. 30, 2010	Jun. 30, 2009
Diluted (loss) earnings per share	$0.60	$0.84
Dividends per share	$0.50	$0.50
Yield on interest-earning assets (FTE)	5.23%	5.85%
Cost of interest-bearing liabilities	1.59%	2.58%
Net interest spread	3.64%	3.27%
Net interest margin	3.91%	3.71%
Return on average assets	0.44%	0.62%
Return on average equity	5.48%	7.33%
Efficiency ratio	70.60%	70.24%
Expense ratio	2.36%	2.15%

Other data
Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009
Book value per share	$22.27	$21.74	$21.69	$23.01	$23.59
Equity to assets	8.26%	7.79%	8.21%	8.51%	8.76%
Allowance for loan losses to:
Total loans	1.76%	1.79%	1.75%	1.57%	1.22%
Non-accrual loans	0.84	x	0.70	x	0.61	x	0.85	x	0.70	x
Non-accrual loans to total loans	2.08%	2.56%	2.85%	1.84%	1.73%
Non-performing assets to total assets	2.21%	2.28%	2.58%	1.81%	1.57%